U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2019

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2019, the Compensation Committee of the Board of Directors of iBio, Inc. (the “Corporation”) approved bonus payments payable to James P. Mullaney, Chief Financial Officer of the Corporation, in recognition of Mr. Mullaney’s services in undertaking additional operational tasks for the Corporation outside his regular duties as Chief Financial Officer. Subject to Mr. Mullaney’s continued employment with the Corporation, the Committee approved the following bonus payments payable to Mr. Mullaney: (a) $50,000 payable promptly after May 30, 2019, (b) $50,000 payable on August 1, 2019, and (c) $50,000 payable on November 1, 2019. To earn and receive a bonus payment, Mr. Mullaney must remain actively and continuously employed by the Corporation through the applicable payment date. In the event that Mr. Mullaney resigns or the Corporation terminates his employment for cause, he will not be entitled to receive any further bonus payments. In the event that the Corporation terminates Mr. Mullaney’s employment for any reason other than for cause, he will be entitled to receive the bonus payment due on the next payment date promptly following termination.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: May 31, 2019	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO